Exhibit 10.14

OPERATING AGREEMENT

OF

AT TECH SYSTEMS LLC

A Manager-Managed California Limited Liability Company

This Operating Agreement (the “Agreement”) of AT TECH SYSTEMS LLC (the “Company”) is hereby made and entered into this March 27, 2023 by the Company and Focus Universal Inc., a Nevada corporation. These individuals and/or business entities shall be known as and referred to as “Members” and individually as a “Member.”

ARTICLE I

Organizational Matters

Section 1.01 Formation. The Members hereby form a manager-managed limited liability company (the “Company”) pursuant to the California Revised Uniform Limited Liability Company Act (the “RULLCA”), as it may be amended from time to time, effective upon the filing of the Articles of Organization of this Company with the California Secretary of State. The affairs of the Company shall be governed by this Agreement and the laws of the State of California. The Company shall immediately, and from time to time hereafter, as may be required by law, execute any required amendments to its Articles of Organization, and do all filings, recordings and other acts as may be appropriate to comply with the operation of the Company under the RULLCA.

Section 1.02 Name. The name of the Company shall be AT TECH SYSTEMS LLC.

Section 1.03 Principal/Registered Office. The principal office of the Company shall be at 2311 East Locust Court, Ontario, California 91761, or at such other place as shall be determined by the Manager (as defined in Section 4.01). The books of the Company shall be maintained at such principal place of business or such other place that the Manager shall deem appropriate. The registered office in the State of California is located at 2311 East Locust Court, Ontario, California 91761. The registered agent of the Company for service of process at such address is 2311 East Locust Court, Ontario, California 91761. Such registered office and registered agent may be changed by the Manager from time to time.

Section 1.04 Term. Unless the Company is dissolved in accordance with the provisions of Article 8 of this Agreement, the RULLCA or other California law, the existence of the Company shall be perpetual.

Section 1.05 Purpose; Powers; Operating Agreement.

(a)	The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under RULLCA and to engage in any and all activities necessary or incidental thereto.

(b)	The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by RULLCA.

(c)	This Agreement shall constitute the “operating agreement” (as that term is used in RULLCA) of the Company. The rights, powers, duties, obligations, and liabilities of the Members shall be determined pursuant to RULLCA and this Agreement. To the extent that the rights, powers, duties, obligations, and liabilities of any Member are different by reason of any provision of this Agreement than they would be under RULLCA in the absence of such provision, this Agreement shall, to the extent permitted by RULLCA, control.

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Section 1.06 Principal Place of Business. The location of the principal place of business of the Company shall be 2311 East Locust Court, Ontario, California 91761; or at such other place as the Manager may from time to time select.

Section 1.07 The Members. The name, business or residence address, and respective membership interest of each member is contained in Exhibit A attached to this Agreement.

Section 1.08 Admission of Additional Members. Except as otherwise expressly provided in the Agreement, no additional members may be admitted to the Company through issuance by the Company of a new interest in the Company without the prior unanimous written consent of the Members.

ARTICLE 2

Capital Contributions

Section 2.01 Initial Contributions. Contemporaneously with the execution of this Agreement, each Member has made an initial capital contribution and is deemed to own Membership Interests in the amounts set forth opposite such Member’s name on Exhibit A attached hereto. The Manager shall update Exhibit A upon the issuance or Transfer of any Membership Interests to any new or existing Member in accordance with this Agreement.

Section 2.02 Additional Contributions. No Member shall be required to make any additional capital contributions to the Company. No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any capital contribution by or to any other Member.

Section 2.03 No Member shall be entitled to withdraw any part of its capital contribution or to receive any distribution from the Company, except as otherwise provided in this Agreement.

ARTICLE 3

Tax, Profits, Losses and Distributions

Sections 3.01 Profits/Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis and shall be allocated to the Members in proportion to each Member’s Membership Interest in the Company as set forth in Exhibit A as amended from time to time in accordance with Treasury Regulation 1.704-1. The Members intend that the Company be taxed as a partnership. Any provision of this Agreement that may cause the Company not to be taxed as a partnership shall be deemed inoperative.

Section 3.02 Distributions. The Members shall determine and distribute available funds annually or at more frequent intervals as they see fit. Available funds, as referred to herein, shall mean the net cash of the Company available after appropriate provision for expenses and liabilities, as determined by the Manager. Distributions in liquidation of the Company or in liquidation of a Member’s interest shall be made in accordance with the positive capital account balances pursuant to Treasury Regulation 1.704-l(b)(2)(ii)(b)(2). To the extent a Member shall have a negative capital account balance, there shall be a qualified income offset, as set forth in Treasury Regulation 1.704-l(b)(2)(ii)(d).

ARTICLE 4

Management

Section 4.01 Management of the Business. The Members holding a majority of the capital interests in the Company, as set forth in Exhibit A as amended from time to time, shall elect the Manager of the Company. The initial Manager shall be Desheng Wang on behalf of Focus Universal Inc. or such other person or Member as may be designated by Focus Universal Inc.

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Section 4.02 Members. The liability of the Members shall be limited as provided under the RULLCA. Members that are not the Manager shall take no part in the control, management, direction, or operation of the Company’s affairs and shall have no power to bind the Company. The Manager may from time to time seek advice from the Members, but need not accept such advice, and at all times the Manager shall have the exclusive right to control and manage the Company. No Member shall be an agent of any other Member of the Company solely by reason of being a Member.

Section 4.03 Action Without Meeting. Any matter that is to be voted on, consented to or approved by Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted. A record shall be maintained by the Manager of each such action taken by written consent of a Member or Members.

Section 4.04 Powers of the Manager. The Manager is authorized on the Company’s behalf to make all decisions as to (a) the purchase, sale, development, lease or other disposition of real property; (b) the purchase or other acquisition of other assets of all kinds; (c) the management of all or any part of the Company’s assets; (d) the borrowing of money and the granting of security interests in the Company’s assets; (e) the pre-payment, refinancing or extension of any loan affecting the Company’s assets; (f ) the compromise or release of any of the Company’s claims or debts; and (g) the employment of persons, firms or corporations for the operation and management of the company’s business. In the exercise of its management powers, the Manager is authorized to execute and deliver (a) all contracts, conveyances, assignments leases, sub-leases, franchise agreements, licensing agreements, management contracts and maintenance contracts covering or affecting the Company’s assets; (b) all checks, drafts and other orders for the payment of the Company’s funds; (c) all promissory notes, loans, security agreements and other similar documents; and (d) all other instruments of any other kind relating to the Company’s affairs, whether like or unlike the foregoing.

Section 4.05 Restrictions on the Manager’s Authority. Notwithstanding anything to the contrary elsewhere in this Agreement, the Manager shall not take or agree to take any of the following actions without the unanimous consent of the Members:

(a)	File on behalf of the Company a petition for bankruptcy protection;

(b)	Sell, lease, exchange, or otherwise dispose of all, or substantially all, of the Company’s property, with or without the goodwill, outside the ordinary course of the Company’s activities without prior consent of all Members;

(c)	Sell an interest in the Company that equals or exceeds 50% of the Company; or

(d)	Merge the Company into or with another company.

Section 4.06 Company Information. Upon request, the Manager shall supply to any Member information regarding the Company or its activities. Each Member or its authorized representative shall have access to and may inspect and copy all books, records and materials in the Manager’s possession regarding the Company or its activities. The exercise of the rights contained in this Section 4.06 shall be at the requesting Member’s expense.

Section 4.07 Exculpation. Any act or omission of the Manager, the effect of which may cause or result in loss or damage to the Company or the Members if done in good faith to promote the best interests of the Company, shall not subject the Manager to any liability to the Members.

Section 4.08 Indemnification. The Company shall indemnify any person who was or is a party defendant or is threatened to be made a party defendant, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that it is or was a Member of the Company, Manager, employee or agent of the Company, or is or was serving at the request of the Company, for instant expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the Members determine that it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action proceeding, has no reasonable cause to believe its conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of “nolo contendere” or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which the person reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was lawful.

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Section 4.09 Records. The Manager shall cause the Company to keep at its principal place of business the following:

(a)	a current list in alphabetical order of the full name and the last known street address of each Member;

(b)	a copy of the Articles of Organization and the Company Operating Agreement and all amendments;

(c)	copies of the Company’s federal, state and local income tax returns and reports, if any, for the three (3) most recent years; and

(d)	copies of any financial statements of the Company for the three (3) most recent years.

ARTICLE 5

Compensation

Section 5.01 Compensation and Reimbursement of Manager. The Manager shall not be compensated for its services as the Manager, but the Company shall reimburse the Manager for all ordinary, necessary and direct expenses incurred by the Manager on behalf of the Company in carrying out the Company’s business activities, including, without limitation, salaries of officers and employees of the Manager who are carrying out the Company’s business activities. All reimbursements for expenses shall be reasonable in amount.

Section 5.02 No Personal Liability. Except as otherwise provided in the RULLCA, or expressly in this Agreement, the Manager will not be obligated personally for any debt, obligation or liability of the Company or of any Company subsidiary, whether arising in contract, tort or otherwise, solely by reason of being the Manager.

ARTICLE 6

Bookkeeping

Section 6.01 Books. The Manager shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal place of business. Such books shall be kept on such method of accounting as the Manager shall select. The Company’s accounting period shall be the calendar year.

Section 6.02 Member’s Accounts. The Manager shall maintain separate capital and distribution accounts for each Member. Each Member’s capital account shall be determined and maintained in the manner set forth in Treasury Regulation 1.704-l(b)(2)(iv) and shall consist of its initial capital contribution increased by:

(a)	any additional capital contribution made;

(b)	credit balances transferred from the distribution account to the capital account;

and decreased by:

(c)	distributions to Members in reduction of Company capital;

(d)	the Member’s share of Company losses if charged to its capital account.

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Section 6.03 Reports. The Manager shall close the books of account after the close of each calendar year, and shall prepare and send to each Member a statement of such Member's distributive share of income and expense for income tax reporting purposes.

ARTICLE 7

Transfers

Section 7.01 Assignment. If at any time a Member proposes to sell, assign or otherwise dispose of all or any part of its interest in the Company, such Member shall first make a written offer to sell such interest to the other Members at fair market value in accordance with Section 7.03. If such other Members decline or fail to elect to purchase such interest, and if the sale or assignment is made and the Members fail to approve this sale or assignment unanimously then, pursuant to the RULLCA, and subject to Section 7.05 hereof, the purchaser or assignee shall have no right to participate in the management of the business or affairs of the Company. The purchaser or assignee shall only be entitled to receive the share of the profits or other compensation by way of income and the return of contributions to which that Member would otherwise be entitled.

Section 7.02 Involuntary Transfers. If the Membership Interest of any Member is purported to be transferred involuntarily, including, without limitation, any purported transfer by or pursuant to bankruptcy, receivership, attachment, or operation of law; then, and in that event, the Company shall purchase the Membership Interest purportedly transferred at its Purchase Value as determined as provided in Section 7.03 herein.

Section 7.03 Method of Determining Purchase Value. Purchase Value as used herein shall mean the Purchase Value of the Membership Interests of the Company established by a written (“Certificate of Agreed Value”) signed by each Member and filed with the Company (the “Purchase Value”). If, at any time when it becomes necessary to determine Purchase Value of the Membership Interests of the Company, a Certificate of Agreed Value is in existence and such Certificate of Agreed Value is dated less than two (2) years before the date as of which the Purchase Value is to be determined, then the agreed value set forth in such certificate shall be conclusive as to the Purchase Value and shall be accepted as the Purchase Value as of the date on which Purchase Value is to be determined, and no accountant's determination of book value shall be required or made. In no event shall a Certificate of Agreed Value be effective unless signed by all the Members. The Members may at any time execute a new Certificate of Agreed Value which shall automatically replace all prior Certificates of Agreed Value and in no event shall any but the last Certificate of Agreed Value be effective, if at all, for the purpose herein specified. In the event there is no Certificate of Agreed Value or in the event the same is more than two (2) years old, then the Purchase Value of all Membership Interest shall be determined by the Company’s accountant. The determination of the fair market value of a Membership Interest by the accountant shall be binding on all parties.

Section 7.04 Payment of Purchase Value. Whenever under this Agreement the Company exercises any option or right to redeem or purchase Membership Interests of any Member, the Purchase Value shall be paid to the Member whose Membership Interests have been redeemed or purchased in cash within ninety (90) days after notice to the affected Member.

Section 7.05 Admission of New Members. Unless and until admitted as a Member of the Company, the transferee of Membership Interest shall not be entitled to any of the rights, powers, or privileges of a Member, except that the transferee shall be entitled to receive the distributions and allocations to which the Member would be entitled but for the transfer of its Membership Interest. In the case of a person acquiring a Membership Interest after the admission of initial members, the person shall only be admitted to membership in the sole and exclusive discretion of the Manager, including such additional Member's execution of and becoming a party to this Agreement.

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ARTICLE 8

Dissolution

Section 8.01 Termination Event. The Company shall dissolve and commence winding up and liquidating only upon the occurrence of the first to occur of any of the following (individually, a “Termination Event”):

(a)	The written direction of the Members, at any time;

(b)	Any event which makes it unlawful for the business of the Company to be carried on by the Members;

(c)	The sale or other disposition of all, or substantially all, of the assets of the Company and the sale and/or collection of any evidence of indebtedness received in connection therewith;

(d)	The entry of a decree of judicial dissolution pursuant to Section 17707.03 of the RULLCA; or

(e)	Any other event causing a dissolution of a Limited Liability Company under the laws of the State of California.

Notwithstanding dissolution of the Company, prior to the liquidation and termination of the Company, the Company shall continue to be governed by this Agreement.

Section 8.02 Winding Up; Sale of Assets Upon Dissolution. Upon a Termination Event, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its affairs in any orderly manner, liquidating its assets, and satisfying the claims of its creditors, but the separate existence of the Company shall continue until a Certificate of Dissolution has been filed with the California Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction. The Manager shall oversee the winding up and liquidating of the Company and shall take full account of the Company’s liabilities and assets upon a Termination Event. The Manager shall determine whether the assets of the Company are to be sold or whether some or all of such assets are to be distributed to the Members in kind upon the liquidation of the Company. Upon the completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated. The Company shall comply with the applicable requirements of the RULLCA pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

Section 8.03 Distributions Upon Dissolution. Upon the dissolution of the Company, the properties of the Company to be sold shall be liquidated in orderly fashion and the proceeds thereof, and the property to be distributed in kind, shall be distributed as follows:

(a)	First, to the payment and discharge of all of the Company’s debts and liabilities, to the necessary expenses of liquidation and to the establishment of any cash reserves which the Members determine to create for un-matured and/or contingent liabilities or obligations of the Company.

(b)	Second, to the Members.

Section 8.04 Certificate of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Dissolution shall be executed and filed with the California Secretary of State in the manner provided in Section 17707.08 of the RULLCA.

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ARTICLE 9

Miscellaneous Provisions

Section 9.01 Competing Business. Except as otherwise expressly provided in this Agreement or the RULLCA, neither the Members nor their shareholders, directors, officers, employees, partners, agents, or affiliates, shall be prohibited or restricted from investing in or conducting, either directly or indirectly, businesses of any nature whatsoever, including the ownership and operation of businesses similar to or in the same geographical area as those held by the Company; and any investment in or conduct of any such businesses by any such person or entity shall not give rise to any claim for an accounting by any Member or the Company or any right to claim any interest therein or the profits therefrom.

Section 9.02 Members’ Securities Law Representations. Each Member represents that it understands that the securities hereby subscribed will be issued without registration under Federal or state securities laws pursuant to an exemption from such laws. Notwithstanding anything contained in the Agreement to the contrary, each Member hereby represents and warrants to the Company, the Manager and to each other that:

(a)	The Membership Interest of the Member is acquired for investment purposes only, for the Member's own account, and not with a view to or in connection with any distribution, reoffer, resale or other disposition not in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), and applicable state securities laws;

(b)	The Member, alone or together with the Member’s representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Member is capable of evaluating the merits and economic risks of acquiring and holding the Membership Interest and the Member is able to bear all such economic risks now and in the future;

(c)	The Member has had access to all of the information with respect to the Membership Interest acquired by the Member under this Agreement that the Member deems necessary to make a complete evaluation thereof and has had the opportunity to question the other Members and the Manager concerning such Membership Interest;

(d)	The Member’s decision to acquire the Membership Interest for investment has been based solely upon the evaluation made by the Member;

(e)	The Member is aware that the Member must bear the economic risk of an investment in the Company for an indefinite period of time because Membership Interests have not been registered under the Act or under the securities laws of various states and, therefore, cannot be sold unless such membership interests are subsequently registered under the Act and any applicable state securities laws or an exemption from registration is available;

(f)	The Member is aware that only the Company can take action to register Membership Interests and the Company is under no obligation and does not propose to attempt to do so;

(g)	The Member is aware that this Agreement provides restrictions on the ability of a Member to sell, transfer, assign, mortgage, hypothecate or otherwise encumber the Member's Membership Interest; and

(h)	The Member agrees that the Member will truthfully and completely answer all questions, and make all covenants, that the Company or the Manager may, contemporaneously or hereafter, ask or demand for the purpose of establishing compliance with the Act and applicable state securities laws.

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Section 9.03 Notice. All Notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands and requests to be sent to any Member or Members pursuant to this Agreement shall be deemed to have been properly given or served if addressed to such person at the address as it appears on the Company records and personally delivered, deposited for next day delivery by an overnight courier service, deposited in the United States mail, prepaid and registered or certified with return receipt requested, or transmitted via facsimile or other similar device to the attention of such person with receipt acknowledged. The Members shall have the right, at any time during the term of this Agreement, to change their respective addresses by delivering to the Manager written notice of such change. All distributions to any Member shall be made at the address to which notices are sent unless otherwise specified in writing by any such Member.

Section 9.04 Governing Law; Arbitration. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California. Any dispute arising out of or in connection with this Agreement or the breach thereof shall be decided by arbitration to be conducted in Orange County, California in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and judgment thereof may be entered in any court having jurisdiction thereof.

Section 9.05 Waiver. No consent or waiver, express or implied, by any Member to or for the breach or default by any other Member in the performance by such other Member of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member under this Agreement. Failure on the part of any Member to complain of any act or failure to act of any of the other Members or to declare any of the other Members in default, regardless of how long such failure continues, shall not constitute a waiver by such Member of his or its rights hereunder.

Section 9.06 No Third-Party Beneficiaries. Subject to the restrictions on transferability set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Members and their respective legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to give any creditor of the Company or any creditor of any Member or any other person or entity whatsoever, other than the Members and the Company, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Members and the Company.

Section 9.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.08 Entire Agreement; Amendments; Severability. This Agreement, including all exhibits and schedules hereto, as amended from time to time in accordance with the terms of this Agreement, contains the entire agreement between the parties relative to the subject matters hereof. This Agreement or the Articles of Organization may only be amended or modified by writing executed and delivered by Members owning not less than seventy-five percent (75%) of the Membership Interests. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law. The designations of Members and Manager as used herein shall include singular, plural, masculine, feminine or neuter as required by context.

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IN WITNESS WHEREOF, the undersigned, being all Members of the Company, have caused this Agreement to be duly adopted by the Company as of the day and year first above written and do hereby agree to be bound by all of the terms and provisions set forth in this Agreement.

AT TECH SYSTEMS LLC, a California limited liability company
By:	/s/Desheng Wang
Desheng Wang, Manager
Sole Member
By:	FOCUS UNIVERSAL INC., a Nevada corporation, as the Manager and as a Member /s/Desheng Wang
Desheng Wang, Manager on behalf of Focus Universal Inc.

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EXHIBIT A

LISTING OF MEMBERS AND MEMBERSHIP INTERESTS

Member	Address, Fax Number, and Email	Capital Contribution	Membership Interest
Focus Universal, Inc.	2311 East Locust Court, Ontario, CA 91761	All assets acquired in the Asset Purchase Agreement dated as of December 19, 2022 is hereby contributed.	100%

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